UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 5, 2017 (June 27, 2017)

MJ BIOTECH, INC

(Exact name of registrant as specified in its charter)

Delaware	000-54616	45-2282672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

760 Route 10 West, Suite 203

Whippany, New Jersey 07981

(Address of principal executive offices, including zip code)

(908) 204 0004

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2017 Raj Pamnani and James Farinella informed MJ Biotech, Inc., (the “Company”) that they are resigning from their positions as directors and/or officers of the Company.  Neither Raj Pamnani’s nor James Farinella’s decision to leave did not involve any disagreement with the Company on any matter relating to its operations, policies or practices.  Copies of the resignation letters of Messrs. Pamnani and Farinalla are attached As Exhibit 99.01.

On June 28, 2017, the Company, by written direction of the sole Director, appointed as a Director of the Company Maxine Pierson which was accepted by Ms. Pierson. Ms. Pierson was also elected as Chief Executive Officer. The change of the officers and directors became effective as of July 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MJ BIOTECH, INC

By:	/s/ Gina Morreale
Gina Morreale
Chief Operations Officer

Date:  July 5, 2017